                                                                    EXHIBIT 12.1


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
                                               THREE MONTHS
                            YEAR ENDED            ENDED                                          THREE MONTHS ENDED
                          SEPTEMBER 30,        DECEMBER 31,       YEARS ENDED DECEMBER 31,            MARCH 31
                       --------------------  ----------------  -------------------------------  --------------------
                         1993       1994           1995          1995       1996       1997       1997       1998
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
                                                        (ALL AMOUNTS IN THOUSANDS)
PRE-TAX LOSS FROM
 CONTINUING
 OPERATIONS..........     (1,807)    (1,163)             (298)    (4,005)    (3,098)   (14,305)    (3,003)    (3,281)

FIXED CHARGES:

Interest charges.....        258        439               120        842      2,827      4,348        818        995
Amortization of debt
 discount............          0          0                 0          0         62        141     --         --
Rental...............         59         61                18        115        127        159         25         45
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------

TOTAL FIXED CHARGES..        317        500               138        957      3,016      4,648        843      1,040
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
Earnings before
 income taxes and
 fixed charges.......     (1,490)      (663)             (160)    (3,048)       (82)    (9,657)    (2,160)    (2,241)
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to
 fixed charges.......        n/a        n/a               n/a        n/a        n/a        n/a        n/a        n/a
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
                       ---------  ---------  ----------------  ---------  ---------  ---------  ---------  ---------
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